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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K


              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  September 29, 1998
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                       THE CHASE MANHATTAN CORPORATION
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            (Exact name of registrant as specified in its charter)


             Delaware                      1-5805                13-2624428
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    (State or Other Jurisdiction      (Commission File         (IRS Employer
         of Incorporation)                 Number)           Identification No.)


     270 Park Avenue, New York, NY                                 10017
     -----------------------------                                 -----
(Address of Principal Executive Offices)                         (Zip Code)


      Registrant's telephone number, including area code (212) 270-6000


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Item 5.  Other Events.
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        On September 29, 1998, The Chase Manhattan Corporation  referred to its previously announced trading revenues for July and August, 1998 of $160 million and disclosed that liquid investments (primarily U.S. Treasury securities) held by the Corporation in the available-for-sale (AFS) portfolio managed by its global markets business had increased in value by $477 million during the same period. The Corporation stated that this AFS portfolio is managed as part of its overall risk management process and that a portion of the unrealized gains in that portfolio may be considered as an economic offset to its trading portfolio. The Corporation pointed out that gains or losses in this AFS portfolio are taken into income only as realized.


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                                  SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           THE CHASE MANHATTAN CORPORATION



                                             By: /s/ Dina Dublon
                                                ---------------------------
                                                     Dina Dublon
                                                     Executive Vice President
                                                     and Treasurer



Dated:  September 29, 1998


































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